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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                            State or other
                                                           Jurisdiction of
                                                           Incorporation or           Names under which
                                                             Organization           Subsidiary does business
                                                           ----------------       -------------------------
       Bingo Press & Specialty Limited                     Ontario, Canada              Bazaar & Novelty

       Video King Gaming Systems, Inc.                        Colorado                     Video King

       Stuart Entertainment, S.A. de C.V.                      Mexico

       Stuart Entertainment, Ltd.                               U.K.

       Stuart Entertainment do Brasil, Ltda.                   Brazil

       S.E. Michigan, Inc.                                    Michigan

       S.E. International, Inc.                                 Iowa

       Stuart Manufacturing, Inc.                             Louisiana